Valneva SE - F-3

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Valneva SE of our reports dated March 24, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appear in Valneva SE's Annual Report on Form 20-F for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Audit

Neuilly-sur-Seine, France
March 24, 2025